Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way•Irvine, CA USA•92614 Phone: 949.250.2500•Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:	Amanda C. Fowler, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS SOLID THIRD QUARTER RESULTS

•    Transcatheter Heart Valve Sales Double, Excluding FX

•    2010 Earnings Per Share Guidance Raised

•    $3.9 Million Pre-Tax Special Charge Recorded

IRVINE, Calif., October 25, 2010 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended September 30, 2010 of $48.0 million, or $0.40 per diluted share, compared to net income of $73.5 million, or $0.63 per diluted share(1), for the same period in 2009.  Third quarter diluted earnings per share decreased 36.5 percent over last year, which included a $38.2 million net pre-tax special gain.  Excluding special items from both years, detailed in the reconciliation table below, third quarter diluted earnings per share grew 19.4 percent over last year.

Third quarter net sales increased 7.1 percent to $348.9 million.  Underlying(2) sales growth was 12.6 percent, which excludes discontinued products and a negative impact from foreign exchange (FX).

“Continued demand for our innovative new products again drove double-digit underlying sales growth this quarter, which gives us confidence to raise our earnings outlook for this year,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.

“Transcatheter heart valve sales remained strong this quarter.  The rollout in Europe of our new, lower profile SAPIEN XT transcatheter heart valve is driving clinician enthusiasm and robust growth for our transfemoral system.”

Sales Results

For the third quarter, the company reported Heart Valve Therapy sales of $200.6 million, representing 15.2 percent growth over last year.  Excluding the negative impact from foreign exchange, underlying sales grew 18.1 percent.  Transcatheter heart valve sales were $48.8 million, an 85 percent increase over 2009, and grew 102 percent over last year excluding foreign exchange.

“Our surgical heart valve sales grew 3.4 percent on an underlying basis and we continued to see strong global adoption of our newer products,” said Mussallem.  “Sales were flat in a challenging U.S. environment, while outside the U.S. we gained share.”

Critical Care sales were $111.0 million for the quarter, a decline from $114.2 million in the same quarter last year due to the hemofiltration product line divestiture in 2009.  Excluding the $10.2 million impact of this divestiture and a modest foreign exchange benefit, underlying sales grew 5.6 percent over the prior year.  Strong sales of premium products, led by the company’s FloTrac system, continued to drive growth.

Cardiac Surgery Systems sales increased to $23.7 million for the quarter over the prior year.  Underlying sales growth was 7.0 percent over last year.

Vascular sales were $13.6 million, a decline from $15.1 million in the same quarter last year due to the divestiture of the LifeStent product line.

Domestic and international sales for the third quarter were $140.1 million and $208.8 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 72.5 percent compared to 69.8 percent in the same period last year.  This increase was driven primarily by an improved product mix and favorable foreign exchange.

Selling, general and administrative expenses were $133.0 million for the quarter, or 38.1 percent of sales, compared to $126.1 million in the prior year.  The increase was led by transcatheter heart valve sales and marketing expenses, partially offset by foreign exchange.

Research and development expenses for the quarter were $52.7 million, or 15.1 percent of sales, an increase of $8.0 million over the prior year.  This increase resulted from additional investments in all major product lines, particularly in the transcatheter heart valve program.

Free cash flow for the quarter was $80.0 million, calculated as cash from operating activities of $96.4 million, minus capital expenditures of $16.4 million.

Total debt at September 30, 2010 was $100.6 million.  Cash and cash equivalents were $361.0 million at the end of the quarter, resulting in net cash of $260.4 million.

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Special Charge

During the third quarter, the company recorded a $3.9 million pre-tax special charge for the write-down to fair market value of two non-strategic investments.

Nine-Month Results

For the nine months ended September 30, 2010, the company recorded net income of $153.2 million, or $1.29 per diluted share, a 16.8 percent decrease over last year.  Excluding special items detailed in the reconciliation table below, diluted earnings per share grew 17.3 percent.

Net sales for the first nine months of 2010 increased 8.2 percent to $1.055 billion.  Underlying sales growth was 12.3 percent.

Domestic and international sales for the nine months were $423.1 million and $631.5 million, respectively.

2010 Outlook

“Based on improved foreign exchange rates and our positive outlook, we are raising our full year sales guidance to between $1.435 and $1.455 billion.  Excluding special items, we are increasing the mid-point of our 2010 guidance for diluted EPS by two cents to the range of $1.81 to $1.83, representing an annual growth rate of 19 to 20 percent,” said Mussallem.

“For the fourth quarter 2010, we project diluted EPS, excluding special items, of $0.52 to $0.54.”

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring that enable them to save and enhance lives.  Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its third quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 358054.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or www.edwards.com/InvestorRelations.

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This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and may include, but are not limited to, the Company’s financial goals or expectations for sales and sales growth, gross profit margin, net income and net income growth, earnings per share and earnings per share growth and free cash flow and other financial expectations; regulatory approval of new products in, and competitive dynamics associated with, the Company’s heart valve therapy product line; the timing and progress of clinical studies relating to the Company’s transcatheter valve technologies, the development and introduction of new products and the market opportunity for these products; and the impact of foreign exchange and special items on the Company’s results.  Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the Company does update or correct one or more of these statements, investors and others should not conclude that the Company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the opportunities for the Company’s transcatheter valve programs and the ability of the Company to continue to lead in the development of this field; the Company’s success in developing new products, obtaining regulatory approvals, creating new market opportunities for its products and the timing of new product launches; the availability and amounts of reimbursement for the Company’s products, the availability of competitive products, the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; and other risks detailed in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2009.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued and acquired product lines and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided on a non-GAAP (or “underlying”) basis that excludes special items, foreign exchange fluctuations, and discontinued products, due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Edwards, Edwards Lifesciences, Edwards SAPIEN XT, the stylized E logo, Magna, Physio II and FloTrac are trademarks of Edwards Lifesciences Corporation; Edwards Lifesciences, Edwards SAPIEN, the stylized E logo, Magna and FloTrac are registered in the United States Patent and Trademark Office.

# # #

(1) Prior year diluted earnings per share have been restated to reflect the company’s two-for-one stock split on May 27, 2010.

(2) “Underlying” amounts are non-GAAP items and exclude discontinued and newly acquired products, foreign exchange fluctuations and other adjustments.  See the reconciliation tables below.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2010	2009	2010	2009

Net sales	$348.9	$325.7	$1,054.6	$974.7
Cost of goods sold	95.8	98.5	294.8	297.4

Gross profit	253.1	227.2	759.8	677.3

Selling, general and administrative expenses	133.0	126.1	407.6	376.5
Research and development expenses	52.7	44.7	148.5	127.2
Special charges (gains), net	3.9	(38.2)	12.2	(67.5)
Interest expense, net	0.4	0.6	1.1	0.9
Other income, net	(3.1)	(0.2)	(7.7)	(1.8)

Income before provision for income taxes	66.2	94.2	198.1	242.0

Provision for income taxes	18.2	20.7	44.9	60.5

Net income	$48.0	$73.5	$153.2	$181.5

Earnings per share: (A)
Basic earnings per share	$0.42	$0.65	$1.35	$1.62
Diluted earnings per share	$0.40	$0.63	$1.29	$1.55

Weighted average common shares outstanding: (A)
Basic	113.6	112.7	113.4	112.3
Diluted	118.9	117.5	118.9	117.1

Operating Statistics
As a percentage of net sales:
Gross profit	72.5%	69.8%	72.0%	69.5%
Selling, general and administrative expenses	38.1%	38.7%	38.6%	38.6%
Research and development expenses	15.1%	13.7%	14.1%	13.1%
Income before provision for income taxes	19.0%	28.9%	18.8%	24.8%
Net income	13.8%	22.6%	14.5%	18.6%

Effective tax rate	27.5%	22.0%	22.7%	25.0%

Note: Numbers may not calculate due to rounding.

(A) All share and per share amounts were adjusted for the May 27, 2010 two-for-one stock split.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	September 30,	December 31,
	2010	2009
ASSETS

Current assets
Cash and cash equivalents	$361.0	$334.1
Accounts and other receivables, net	303.4	272.1
Inventories, net	212.2	165.9
Deferred income taxes	44.2	48.3
Prepaid expenses	45.0	33.7
Other current assets	26.6	35.1
Total current assets	992.4	889.2

Property, plant and equipment, net	260.3	252.0
Goodwill	315.2	315.2
Other intangible assets, net	71.7	86.7
Investments in unconsolidated affiliates	22.3	22.3
Deferred income taxes	51.4	37.1
Other assets	12.1	13.0

Total assets	$1,725.4	$1,615.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$281.6	$290.5

Long-term debt	100.6	90.3
Other long-term liabilities	109.7	76.8

Stockholders’ equity (A)
Common stock	116.1	76.1
Additional paid-in capital	184.4	1,056.0
Retained earnings	1,059.2	906.0
Accumulated other comprehensive loss	(24.2)	(7.9)
Treasury stock, at cost	(102.0)	(872.3)
Total stockholders’ equity	1,233.5	1,157.9

Total liabilities and stockholders’ equity	$1,725.4	$1,615.5

(A)    Current year balances reflect the May 27, 2010 two-for-one stock split.  December 31, 2009 balances were not retroactively adjusted to reflect the stock split.

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items such as special charges and gains, results of discontinued products, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided only on a non-GAAP (or “underlying”) basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Gross profit - In the fourth quarter of 2008, the Company increased by $4.7 million its non-GAAP gross profit to exclude the impact of its voluntary retrieval of certain ring repair products pending clearance of its 510k application submission from the Food and Drug Administration. Upon the return of most of these ring repair products to customers in the second quarter of 2009, the Company excluded the $4.1 million impact from its non-GAAP gross profit. Given the magnitude and unusual nature of this adjustment relative to the operating results for the period presented, the financial impact of the retrieval has been excluded from non-GAAP net income.

Special Charges (Gains), net - The Company incurred certain special charges and gains in 2010 and 2009 related to the following:

1)     Investment impairment:  $3.9 million charge and $1.6 million charge in the third quarters of 2010 and 2009, respectively, related to the impairment of certain investments in unconsolidated affiliates;

2)     MONARC program discontinuation:  $8.3 million charge in the second quarter of 2010 related to the write-down of assets, primarily intellectual property, due to the discontinuation of the Company’s EVOLUTION II clinical trial of the Edwards MONARC system;

3)     Milestone receipt and net gain on sale of assets:  $43.6 million gain in the third quarter of 2009 and $1.5 million charge in the second quarter of 2009 related to the sale of the hemofiltration product line; $15.0 million gain in the third quarter of 2009 and $27.0 million gain in the first quarter of 2009 for achieving milestones associated with the sale of the LifeStent product line;

4)     Charitable fund contribution:  $15.0 million charge in the third quarter of 2009 for a charitable contribution to The Edwards Lifesciences Fund;

5)     Litigation reserves:  $3.8 million charge in the third quarter of 2009 for a litigation reserve;

6)     Sale of distribution rights:  $2.8 million gain in the first quarter of 2009 related to the sale of distribution rights in Europe of a specialty vascular graft;

7)     Reserve reversal:  $1.0 million gain in the first quarter of 2009 resulting from completion of the Lifepath AAA clinical obligations.

Given the magnitude and unusual nature of these special charges and gains relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income.

Provision For Income Taxes - During the second quarter of 2010, the Company recorded a $9.8 million income tax benefit resulting from a partial settlement of a prior year tax audit. Given the magnitude and unusual nature of the tax event relative to the periods presented, it has been excluded from non-GAAP net income.

Results of Discontinued and Other Products – The Company has discontinued certain products during the periods presented.  As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. In light of the significance of the impact these products had on the sales growth of the Company, the sales results of these products have been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2010	2009	2010	2009

GAAP net income	$48.0	$73.5	$153.2	$181.5

Reconciling items:

Gross profit
Sale of ring repair products	—	—	—	(4.1)

Special charges (gains), net (A)
1) Investment impairment	3.9	1.6	3.9	1.6
2) MONARC program discontinuation	—	—	8.3	—
3) Milestone receipt and net gain on sale of assets	—	(58.6)	—	(84.1)
4) Charitable fund contribution	—	15.0	—	15.0
5) Litigation reserves	—	3.8	—	3.8
6) Sale of distribution rights	—	—	—	(2.8)
7) Reserve reversal	—	—	—	(1.0)
Total special charges (gains), net	3.9	(38.2)	12.2	(67.5)

Provision for income taxes
Tax effect on non-GAAP adjustments (B)	(1.3)	6.5	(2.3)	19.3
Tax audit settlement (A)	—	—	(9.8)	—
Total provision for income taxes	(1.3)	6.5	(12.1)	19.3

Non-GAAP net income	$50.6	$41.8	$153.3	$129.2

Non-GAAP earnings per share: (C)
Basic non-GAAP earnings per share	$0.45	$0.37	$1.35	$1.15
Diluted non-GAAP earnings per share	$0.43	$0.36	$1.29	$1.10

Non-GAAP weighted average shares outstanding: (C)
Basic	113.6	112.7	113.4	112.3
Diluted	118.9	117.5	118.9	117.1

Note: Numbers may not calculate due to rounding.

(A)  See description of “Special charges (gains), net” on the previous page.

(B)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(C)  All share and per share amounts were adjusted for the May 27, 2010 two-for-one stock split.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

($ in millions)

					2010 Adjusted		2009 Adjusted
Sales by Product Line (QTD)	3Q 2010	3Q 2009	Change	GAAP Growth Rate	Discontinued Product Line Impact	3Q 2010 Underlying Sales	Discontinued Product Line Impact	FX Impact	3Q 2009 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$200.6	$174.1	$26.5	15.2%	$—	$200.6	$—	$(4.4)	$169.7	18.1%
Critical Care	111.0	114.2	(3.2)	(2.8)%	—	111.0	(10.2)	1.2	105.2	5.6%
Cardiac Surgery Systems	23.7	22.3	1.4	6.3%	—	23.7	—	(0.1)	22.2	7.0%
Vascular	13.6	15.1	(1.5)	(9.9)%	—	13.6	(1.9)	(0.4)	12.8	4.4%
Total Sales	$348.9	$325.7	$23.2	7.1%	$—	$348.9	$(12.1)	$(3.7)	$309.9	12.6%

					2010 Adjusted		2009 Adjusted
Sales by Product Line (YTD)	YTD 3Q 2010	YTD 3Q 2009	Change	GAAP Growth Rate	Discontinued Product Line Impact	YTD 2010 Underlying Sales	Discontinued/ Other Product Line Impact	FX Impact	YTD 2009 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$612.1	$526.6	$85.5	16.2%	$—	$612.1	$(4.2)	$1.4	$523.8	16.8%
Critical Care	326.6	331.7	(5.1)	(1.5)%	—	326.6	(32.3)	6.7	306.1	6.7%
Cardiac Surgery Systems	75.0	68.9	6.1	8.9%	—	75.0	(0.1)	0.8	69.6	7.8%
Vascular	40.9	47.5	(6.6)	(13.9)%	—	40.9	(7.8)	(0.1)	39.6	2.2%
Total Sales	$1,054.6	$974.7	$79.9	8.2%	$—	$1,054.6	$(44.4)	$8.8	$939.1	12.3%

Sales by Region (QTD)	3Q 2010	3Q 2009	Change	GAAP Growth Rate
United States	$140.1	$137.0	$3.1	2.3%
Europe	103.8	97.0	6.8	7.0%
Japan	61.7	52.6	9.1	17.3%
Rest of World	43.3	39.1	4.2	10.7%
International	208.8	188.7	20.1	10.7%
Total	$348.9	$325.7	$23.2	7.1%

Sales by Region (YTD)	YTD 3Q 2010	YTD 3Q 2009	Change	GAAP Growth Rate
United States	$423.1	$415.4	$7.7	1.9%
Europe	327.6	298.4	29.2	9.8%
Japan	178.2	154.4	23.8	15.4%
Rest of World	125.7	106.5	19.2	18.0%
International	631.5	559.3	72.2	12.9%
Total	$1,054.6	$974.7	$79.9	8.2%

* Numbers may not calculate due to rounding.